UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2011

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01 Regulation FD Disclosure

On February 1, 2011,  Abraxas Petroleum Corporation issued a news release announcing that in connection with the previously announced public offering of 20,503,347 shares of common stock (of which 8,503,347 shares were sold by certain selling stockholders) at a public offering price of $4.40 per share, the underwriters exercised in full their option to purchase an additional 3,075,502 shares of common stock from Abraxas.  The full text of the news release is attached hereto as Exhibit 99.1

On February 2, 2011, Abraxas Petroleum Corporation issued a news release announcing completion of its first Eagle Ford well in South Texas and presentation details for the upcoming IPAA OGIS conference. Robert L.G. Watson, President and CEO of Abraxas, will be will present at the Independent Petroleum Association of America’s (“IPAA”) Oil & Gas Investment Symposium in Hollywood, FL. on February 3, 2011. The full text of the news release is attached hereto as Exhibit 99.2, the materials that Mr. Watson will present are attached as Exhibit 99.3

The information in this Report (including Exhibit 99.1, 99.2 and 99.3) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	News Release dated February 1, 2011

99.2	News Release dated February 2, 2011

99.3	Slide presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated: February 2, 2011